Exhibit 10.2

LLC MEMBER SERVICES MASTER AGREEMENT

This LLC Member Services Master Agreement (the “Agreement”), dated as of July 6, 2021 (the “Effective Date”), is entered into between EnderbyWorks, LLC, a Delaware limited liability company, located at 561 Indiana Court, Los Angeles, CA 90291 (the “Client”), Enderby Entertainment, Inc., a California corporation whose principal place of business is 9440 Santa Monica Boulevard, Suite 301, Beverly Hills, California 90210 (“EEI”), and CurrencyWorks USA, Inc., a Nevada corporation whose principal place of business is 561 Indiana Court, Los Angeles, CA 90291 (“CWI”) (EEI and CWI shall be collectively referred to as “Service Providers”).

WHEREAS, Service Providers are members of the Client;

WHEREAS, the Client and Service Providers agreed that Service Providers shall be permitted to provide services to the Client on terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Service Providers’ Services and Responsibilities.

1.1 Services. Service Providers shall provide to Client the services set out more specifically in one or more statements of work to be issued by Client and accepted by Service Providers generally in the form of Exhibit A (each, a “Statement of Work” or “SOW” and collectively referred to as the “Services”). In the event of any inconsistency between an SOW and this Agreement, the terms of this Agreement shall control. Service Providers shall use commercially reasonable efforts to provide the Services: (a) in accordance with the terms and subject to the conditions set forth in the respective Statement of Work and this Agreement; (b) using personnel of required skill, experience, and qualifications; (c) in a workmanlike and professional manner; (d) in accordance with generally recognized industry standards in the promotion and marketing field; and (e) to the reasonable good faith satisfaction of Client.

1.2 Time of the Essence. Subject to Client’s timely cooperation in accordance with Section 2.3, Service Providers acknowledges that time is of the essence with respect to Service Providers’ obligations hereunder and that prompt and timely performance of all such obligations is strictly required.

1.3 Service Providers Account Manager and Personnel.

(a) Subject to the prior written approval of Client, not to be unreasonably withheld, Service Providers shall: (i) appoint an employee to serve as the primary contact with respect to all matters pertaining to this Agreement (the “Account Manager”); (ii) hire, supervise, direct, and discharge all employees and Permitted Subcontractors (as defined in Section 1.3(e)) necessary to perform the Services, each of whom shall be suitably skilled, experienced, and qualified (collectively with the Account Manager, the “Service Providers Personnel”); and (iii) upon reasonable request of Client, promptly replace the Account Manager and any other Service Providers Personnel.

(b) To the extent reasonably possible, Service Providers shall maintain the same Account Manager and other Service Providers Personnel throughout the Term of this Agreement except for changes in such personnel in response to: (i) the Client’s written request in accordance with Section 1.3(a)(iii); (ii) the resignation or termination of such personnel; or (iii) other circumstances outside of Service Providers’ reasonable control.

(c) Service Providers shall comply with all applicable laws and any applicable collective bargaining agreements affecting any Service Providers Personnel.

(d) Service Providers shall be responsible for the payment of all compensation owed to the Service Providers Personnel, including, if applicable, the payment and withholding of social security and other payroll taxes, withholding of income taxes, unemployment insurance, workers’ compensation insurance payments, and disability benefits.

(e) Service Providers may enter into agreements with or otherwise engage any person who is not a Service Provider employee, including any independent consultants, contractors, subcontractors, or affiliates of Service Providers (each such approved third party, a “Permitted Subcontractor”), to provide any Services or Deliverables (as this defined term is defined herein) to Client. Service Providers shall remain fully responsible for the performance of each such Permitted Subcontractor and its employees and for their compliance with all of the terms and conditions of this Agreement as if they were Service Providers’ own employees. Nothing contained in this Agreement shall create any contractual relationship between Client and any Permitted Subcontractor. Service Providers shall require each Permitted Subcontractor to be bound in writing by the confidential information and intellectual property provisions of this Agreement, and, on Client’s written request, to enter into a non-disclosure or intellectual property assignment or license agreement with Service Providers in a form that is reasonably satisfactory to Client.

(f) All persons employed by Service Providers in connection with the Services shall either be employees of Service Providers or Permitted Subcontractors retained by Service Providers and Service Providers shall be solely responsible for complying with all laws and collective bargaining agreements affecting such persons.

1.4 Client Approval. Prior to their public release, Service Providers shall submit to Client for approval any Deliverables (as this defined term is defined herein) intended to be displayed, published, reproduced, distributed, or otherwise made publicly available. Within five (5) days after receiving a submission and request for approval from Client, Client shall provide Service Providers with written approval or disapproval of the materials submitted. If Client does not respond within five (5) days, (a) the submission will be deemed disapproved and (b) until Service Providers revises the materials to the satisfaction of Client, the materials shall not be publicly released. Client approval will not modify in any way Service Providers’ representations, warranties, covenants, and other obligations under this Agreement.

1.5 No Exclusivity. Service Providers retains the right to perform the same or similar type of services for third parties during the Term (as defined in Section 10.1).

1.6 Status Reports. Service Providers shall provide Client with regular written status reports, including written confirmation of completion of Services, SOWs, and each milestone in an SOW.

1.7 Meetings. On Client’s reasonable request, the Account Manager shall attend and shall cause any relevant Service Providers Personnel to attend, in-person or videoconference or telephonic monthly meetings with Client Contract Manager (or its designee) to discuss the Services and SOWs.

1.8 Influencer Campaign. When Service Providers engages a blogger, personality, celebrity, or other individual to post on social media platforms (“Influencer”) to promote Client’s products and/or services, Service Providers shall manage the Influencer campaign as follows:

(a) Service Providers shall enter into a written agreement with Influencers that: (i) sets forth requirements for the posts and the social media platforms to be used; (ii) requires Influencers to disclose their material connection to Client clearly and conspicuously in their postings; (iii) advises Influencers that their statements should reflect their honest opinions, beliefs, and experiences; (iv) requires Influencers not to make any false or misleading statements about Client’s products and/or services; (v) advises Influencers how to access the FTC’s guidance on endorsements and require them to read it; and (vi) includes a list of any claims about the products and/or services that Client has substantiated and has provided to Service Providers for distribution to Influencers.

(b) During the term of any Influencer campaign and for a period of three (3) months thereafter, Service Providers shall monitor Influencers’ posts to ensure that all Influencers (i) disclose their material connection to Client clearly and conspicuously; (ii) do not make any unsubstantiated claims about Client’s products and/or services; and (iii) otherwise comply with all laws, rules, regulations, and policies of Client or Service Providers. Service Providers shall provide Client with a weekly written report of Influencer activity including any failures by Influencers to adhere to their obligations.

(c) Service Providers shall report all Influencer compliance failures to Client and require Influencers to correct their failures immediately. In the event an Influencer refuses to correct a non-compliance or repeatedly fails to comply with Influencer’s obligations, Service Providers shall promptly notify Client and at Client’s request, make necessary corrections, withhold payment from Influencer, terminate Influencer, or take other mutually agreed upon corrective measures.

1.9 Compliance with Laws. Service Providers shall at all times comply with all applicable federal, state, and local laws, ordinances, regulations, and orders that are applicable to the operation of its business and to this Agreement and its performance hereunder.

1.10 Compliance with Industry Standards. Service Providers shall comply with promotion and marketing industry standards and self-regulatory guidelines and best practices in providing the Services.

2. Client Obligations and Responsibilities. Client shall:

2.1 Appoint and, in its reasonable discretion, replace a Client employee to serve as the primary contact with respect to this Agreement and who will have the authority to act on behalf of Client with respect to matters pertaining to this Agreement (the “Client Contract Manager”).

2.2 Provide copies of or access to Client’s information, documents, samples, products, description of services, or other materials (collectively, “Client Materials”) as Service Providers may reasonably request in order to carry out the Services in a timely manner and which Client considers reasonably necessary, and ensure that they are complete and accurate in all material respects; provided, however, that in no event shall Client be required to provide Service Providers with any trade secret information. Client and its licensors are, and shall remain, the sole and exclusive owner of all right, title, and interest in and to all Client Materials, including all copyrights, trademarks, service marks, trade dress, trade names, trade secrets, patents, mask works, and other intellectual and industrial property rights (collectively “Intellectual Property Rights”) therein. Service Providers shall have no right or license to use any Client Materials other than during the Term to the extent necessary to provide the Services to Client, and all other rights in and to the Client Materials are expressly reserved by Client.

2.3 Use commercially reasonable efforts to respond promptly to any Service Providers’ request to provide direction, information, approvals, authorizations, or decisions that are reasonably necessary for Service Providers to perform the Services in accordance with the requirements of this Agreement.

3. Intellectual Property Rights; Ownership.

3.1 Ownership of Deliverables.

(a) Except as set forth in Section 3.1(e), Client owns all worldwide right, title, and interest in and to all written, graphic, coded, audio, and visual materials and other work product (whether finished or unfinished and whether used by Client or not) that are delivered to or developed for Client under this Agreement or are prepared by or on behalf of Service Providers in the course of performing the Services, including all Intellectual Property Rights therein, together with all of the goodwill associated therewith (collectively, the “Deliverables”). The Deliverables shall include, without limitation (whether finished or unfinished and whether used by Client or not), all copy, blogs, storyboards, concepts, ideas, inventions, discoveries, domain names, logos, taglines, slogans, website design, style, content, structure and look and feel, internet portals, videos, research, studies, reports, presentations and proposals, artwork, videos, music, lyrics, photographs, graphic materials, audiovisual works, and telephone numbers for use by Client’s consumers or customers.

(b) All Deliverables protectable under United States copyright law shall be owned by Client as “works made for hire” as defined in Section 101 of the United States Copyright Act. To the extent that any or all of such Deliverables are not deemed a work made for hire, Service Providers assigns to Client all right, title, and interest in and to the worldwide copyrights in such Deliverables. With respect to all other Intellectual Property Rights in the Deliverables, Service Providers irrevocably assigns to Client all worldwide right, title, and interest in and to all Intellectual Property Rights in such Deliverables.

(c) Upon the request of Client, Service Providers shall, and shall cause the Service Providers Personnel to, promptly take such further actions, including execution and delivery of all appropriate instruments of conveyance, as may be necessary to assist Client to prosecute, register, perfect, or record its rights in or to any Deliverables and all Intellectual Property Rights therein.

(d) Service Providers shall cause all Service Providers Personnel to: (i) Agree that all Deliverables that may qualify as “works made for hire” will be deemed “works made for hire” for Client and, to the extent that any of the Deliverables does not constitute a “work made for hire,” or is protected under other Intellectual Property Rights, to irrevocably assign, to Client, in each case without additional consideration, all worldwide right, title, and interest in and all the Intellectual Property Rights in such Deliverables; and (ii) Irrevocably waive, to the extent permitted by applicable law, any and all claims such Service Providers Personnel may now or hereafter have in any jurisdiction to so-called “moral rights” concerning the Deliverables.

(e) Notwithstanding anything herein to the contrary, Client’s ownership of the Deliverables shall be subject to (i) the rights of third parties whose materials or services are contained in the Deliverables with Client’s prior knowledge and written approval (for example, stock footage, photos, music, and software) and used under a license or other permission granted to Service Providers or Client (“Third-Party Materials”), or (ii) all materials owned by Service Providers prior to, or independent from, the performance of Services under this Agreement, and all methodologies, software, applications, processes or procedures used, created, or developed by Service Providers in the general conduct of its business, excluding those developed specifically for Client or at Client’s request or funded by Client and in the case of CWI includes without limitation all know-how, experience and underlying technology or assets relating to the development, marketing and distribution of digital currencies, digital assets, security tokens and platforms for the minting, purchasing, sale, and trading of such digital goods and all related services thereto (collectively, “Pre-Existing Materials”). Service Providers shall identify all Pre-Existing Materials in the applicable SOW. Service Providers hereby grants Client a royalty-free, perpetual, worldwide license to any Service Providers Materials to the extent incorporated in, combined with, or otherwise necessary for the use of the Deliverables for all purposes. Service Providers shall disclose in writing to Client all usage limitations on Third-Party Materials prior to their use in or launch of any Deliverables.

3.2 License to Certain Client Intellectual Property.

(a) Subject to and in accordance with the terms and conditions of this Agreement, Client grants Service Providers a limited, non-transferable, non-sublicensable (except to Permitted Subcontractors), non-exclusive license during the Term to use, solely in connection with its performance of the Services: (i) Client’s Intellectual Property Rights required to create the Deliverables; (ii) Client’s website addresses, websites, and URLs required to create the Deliverables.

(b) Client grants no other right or license to any of its Intellectual Property Rights to Service Providers by implication, estoppel, or otherwise. Service Providers acknowledges that Client owns all right, title, and interest in, to, and under all its Intellectual Property Rights and that Service Providers shall not acquire any proprietary rights therein. Any use by Service Providers or any affiliate, employee, officer, director, partner, shareholder, agent, attorney, third-party advisor, successor, or permitted assign (collectively, “Representatives”) of Service Providers or Permitted Subcontractors of any of Client’s Intellectual Property Rights and all goodwill associated therewith shall inure to the benefit of Client.

4. Expenses; No Fees; Payment Obligations.

4.1 Expenses and No Fees. In consideration of the provision of the Services and the rights granted to Client under this Agreement, Client shall reimburse Service Providers for all expenses incurred by Service Providers in connection with the Services in accordance with the SOW (the “Expenses”) so long as the costs are documented and actually incurred by Service Providers in accordance with the SOW. Service Providers shall bill the Expenses at its cost, without markup, and after any discount or rebate and may include a reasonable cost of Service Providers Personnel for their performance of any of the Services in connection with any SOW as well as reimbursement for the cost of any Permitted Subcontractor. The reimbursement of the Expenses shall constitute payment in full for the performance of the Services and Service Providers shall not be entitled to and shall not be paid any fees above and beyond the Expenses.

4.2 Payment. Unless otherwise provided in a Statement of Work, Service Providers agree to invoice Client on the 10th day of the month for the prior month’s Expenses together with a detailed breakdown of the Expenses. Except for any amounts disputed by Client in good faith and in accordance with Section 4.4, Client agrees to pay such invoice within thirty (30) days of receipt by Client.

4.3 Taxes. All fees payable by Client under this Agreement are inclusive of all sales, use, and excise taxes, and any other similar taxes, duties, and charges of any kind imposed by any governmental authority on such amounts. Service Providers shall be responsible for any taxes imposed on, or with respect to, Service Providers’ income, revenues, gross receipts, personnel, or real or personal property, or other assets. Client shall be solely responsible for the payment of any sales and use taxes assessed against the sale of Client’s goods and/or services.

4.4 Invoice Disputes. Client shall notify Service Providers in writing of any dispute with an invoice (along with substantiating documentation or a reasonably detailed description of the dispute within twenty (20) days from Client’s receipt of such invoice. Client will be deemed to have accepted all invoices for which Service Providers does not receive timely notification of dispute and shall pay all undisputed amounts due under such invoices within the period set forth in Section 4.2. The parties shall seek to resolve all such disputes expeditiously and in good faith.

4.5 Late Payments. Except for invoiced payments that Client has disputed, Client shall pay interest on all late payments, calculated daily and compounded at the lesser of the rate of 5% per month or the highest rate permissible under applicable law. Client shall also reimburse Service Providers for all reasonable costs incurred in collecting any late payments, including, without limitation, attorneys’ fees.

5. Representations, Warranties, and Certain Covenants.

5.1 Service Providers Representations, Warranties, and Covenants. Service Providers represents, warrants, and covenants to Client that:

(a) It has or shall obtain and shall maintain in full force and effect during the Term, at its own expense, all certifications, credentials, authorizations, licenses, and permits necessary to the exercise of its rights and the performance of its obligations under this Agreement.

(b) It shall comply in all material respects with and ensure that all Service Providers Personnel and Permitted Subcontractors comply with, all specifications, rules, regulations, and policies of Client that are communicated to Service Providers in writing.

(c) Client will receive good and valid title to all Deliverables, free and clear of all encumbrances and liens of any kind.

(d) To the knowledge of Service Providers, none of the Services, final versions of the Deliverables, or Client’s use thereof infringe or violate or will infringe or violate the publicity and privacy rights or any other Intellectual Property Rights of any third party in the United States or the rest of the World. Service Providers’ sole liability and Client’s sole and exclusive remedy for Service Providers’ breach of this Section 5.2(d) are Service Providers’ obligations and Client’s rights under Section 6.1.

(e) To the knowledge of Service Providers, no Deliverables provided in electronic form by Provider to Client contain or will contain any (i) trojan horse, worm, backdoor, or other software or hardware devices the effect of which is to permit unauthorized access or to disable, erase, or otherwise harm any computer, systems or software, or (ii) any time bomb, drop dead device or other software or hardware device designed to disable a computer program automatically with the passage of time or under the positive control of a person other than an authorized licensee or owner of a copy of the program or the right and title in and to the program.

5.2 Client Representations, Warranties, and Covenants. Client represents, warrants, and covenants to Service Providers that, to the knowledge of Client, the Client’s Intellectual Property and Client Materials provided to Service Providers for use as permitted in this Agreement does not infringe or violate or will infringe or violate the publicity and privacy rights or any other Intellectual Property Rights of any third party in the United States or the rest of the world. Client’s sole liability and Service Providers’ sole and exclusive remedy for Client’s breach of this Section 5.2 are Client’s obligations and Service Providers’ rights under Section 6.1.

5.3 NO OTHER REPRESENTATIONS OR WARRANTIES; NON-RELIANCE. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, (A) NEITHER PARTY TO THIS AGREEMENT, NOR ANY OTHER PERSON ON SUCH PARTY’S BEHALF, HAS MADE OR MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY, EITHER ORAL OR WRITTEN, WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE, TRADE, OR OTHERWISE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED, AND (B) EACH PARTY ACKNOWLEDGES THAT IT HAS NOT RELIED UPON ANY REPRESENTATION OR WARRANTY MADE BY THE OTHER PARTY, OR ANY OTHER PERSON ON SUCH PARTY’S BEHALF, EXCEPT AS SPECIFICALLY PROVIDED IN SECTION 5 OF THIS AGREEMENT.

6. Indemnification.

6.1 Service Providers Indemnification Obligations. Service Providers shall defend, indemnify, and hold harmless Client, and its officers, directors, employees, agents, affiliates, successors, and permitted assigns (collectively, “Client Indemnified Party”), from and against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorney fees, the costs of enforcing any right to indemnification under this Agreement, and the cost of pursuing any insurance providers (“Losses”) arising out of or resulting from any third-party claim or direct claim alleging:

(a) breach by Service Providers or any Service Providers Personnel of any representation, warranty, covenant, or other obligations set forth in this Agreement;

(b) gross negligence or more culpable act or omission of Service Providers or any Service Providers Personnel (including any recklessness or willful misconduct) in connection with the performance of its obligations under this Agreement;

(c) that any of the Services or Deliverables or Client’s receipt or use thereof infringes or violates the publicity or privacy rights or any other Intellectual Property Rights of a third party; provided, that the Deliverables are used in compliance with any restrictions provided by the Service Provider to Client.

6.2 Client Indemnification Obligations. Client shall defend, indemnify, and hold harmless Service Providers, and its officers, directors, employees, agents, affiliates, successors, and permitted assigns (collectively, “Service Providers Indemnified Party”), from and against any and all Losses arising out of or resulting from any third-party claim or direct claim alleging:

(a) breach by Client of any representation, warranty, covenant, or other obligations set forth in this Agreement;

(b) gross negligence or more culpable act or omission of Client (including any recklessness or willful misconduct) in connection with the performance of its obligations under this Agreement; and

(c) that any Client Materials or Client’s Intellectual Property Rights that Service Providers uses to perform the Services or incorporate into the Deliverables in accordance with the terms of this Agreement infringes or violates the publicity or privacy rights or any other Intellectual Property Rights of a third party.

6.3 Indemnification Procedures. A party seeking indemnification under this Section 6 (the “Indemnified Party”) shall give the party from whom indemnification is sought (the “Indemnifying Party”): (a) prompt Notice (as defined in Section 11.3) of the relevant claim; provided, however, that failure to provide such Notice shall not relieve the Indemnifying Party from its liability or obligation hereunder except to the extent of any material prejudice directly resulting from such failure; and (b) reasonable cooperation, at the Indemnifying Party’s expense, in the defense of such claim. The Indemnifying Party shall have the right to control the defense and settlement of any such claim; provided, however, that the Indemnifying Party shall not, without the prior written approval of the Indemnified Party, settle or dispose of any claims in a manner that affects the Indemnified Party’s rights or interest. The Indemnified Party shall have the right to participate in the defense at its own expense.

6.4 EXCLUSIVE REMEDY. THIS SECTION 6 SETS FORTH THE ENTIRE LIABILITY AND OBLIGATION OF EACH INDEMNIFYING PARTY AND THE SOLE AND EXCLUSIVE REMEDY OF EACH INDEMNIFIED PARTY FOR ANY DAMAGES COVERED BY THIS SECTION 6.

7. Limitation of Liability. EXCEPT WITH RESPECT TO THE PARTIES’ LIABILITY FOR INDEMNIFICATION, OR LIABILITY FOR BREACH OF CONFIDENTIALITY OR LIABILITY FOR INFRINGEMENT OR MISAPPROPRIATION OF INTELLECTUAL PROPERTY, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL OR PUNITIVE DAMAGES WHATSOEVER (INCLUDING DAMAGES FOR LOSS OF USE, REVENUE OR PROFIT, BUSINESS INTERRUPTION, AND LOSS OF INFORMATION), WHETHER ARISING OUT OF BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, REGARDLESS OF WHETHER SUCH DAMAGE WAS FORESEEABLE AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8. Insurance. During the Term, for each SOW, Service Providers shall, as a reimbursable Expense pursuant to Section 4.1, maintain and carry in full force and effect, subject to appropriate levels of self-insurance, the amount of insurance required to cover the Services in SOW or, at least, the industry standard coverage limits for the Services in the SOW.

9. Confidentiality. From time to time during the Term, either party (as the “Disclosing Party”) may disclose or make available to the other party (as the “Receiving Party”) information about its business affairs and services, confidential information, and materials comprising or relating to Intellectual Property, trade secrets, third-party confidential information, and other sensitive or proprietary information, as well as the terms of this Agreement[, whether orally or in written, electronic or other form or media, and, whether or not marked, designated or otherwise identified as “confidential” (collectively, “Confidential Information”). Confidential Information does not include information that, at the time of disclosure: (a) is or becomes generally available to and known by the public other than as a result of, directly or indirectly, any breach of this Section 9 by the Receiving Party or any of its Representatives; (b) is or becomes available to the Receiving Party on a non-confidential basis from a third-party source, provided that such third party is not and was not prohibited from disclosing such Confidential Information; (c) was known by or in the possession of the Receiving Party or its Representatives prior to being disclosed by or on behalf of the Disclosing Party; (d) was or is independently developed by the Receiving Party without reference to or use of, in whole or in part, any of the Disclosing Party’s Confidential Information; or (e) is required to be disclosed pursuant to applicable law. The Receiving Party shall, for ten (10) years from receipt of such Confidential Information: (x) protect and safeguard the confidentiality of the Disclosing Party’s Confidential Information with at least the same degree of care as the Receiving Party would protect its own Confidential Information, but in no event with less than a commercially reasonable degree of care; (y) not use the Disclosing Party’s Confidential Information, or permit it to be accessed or used, for any purpose other than to exercise its rights or perform its obligations under this Agreement; and (z) not disclose any such Confidential Information to any person, except to the Receiving Party’s Representatives who need to know the Confidential Information to assist the Receiving Party, or act on its behalf, to exercise its rights or perform its obligations under this Agreement. The Receiving Party shall be responsible for any breach of this Section 9 caused by any of its Representatives. On the expiration or earlier termination of this Agreement or at the Disclosing Party’s written request, the Receiving Party and its Representatives shall, pursuant to Section 10.4, promptly return or destroy all Confidential Information and copies thereof that it has received under this Agreement.

10. Term; Termination.

10.1 Term. The term of this Agreement commences on the Effective Date and continues for a period of one (1) year and shall automatically renew for successive one (1) year terms unless it is earlier terminated in accordance with the terms of this Agreement or if Client ceases operations (the “Term”).

10.2 Termination for Cause.

(a) Either party may terminate this Agreement, effective upon written Notice, to the other party (the “Defaulting Party”) if the Defaulting Party: (i) materially breaches this Agreement, and such breach is incapable of cure, or with respect to a material breach capable of cure (other than a failure by Client to make timely payments, which is separately addressed in Section 10.2(b)), the Defaulting Party does not cure such breach within ten (10) days after receipt of written Notice of such breach; (ii) becomes insolvent or is generally unable to pay its debts as they become due; (iii) files or has filed against it, a petition for voluntary or involuntary bankruptcy or otherwise becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency law; (iv) makes or seeks to make a general assignment for the benefit of its creditors; (v) applies for or has appointed a receiver, trustee, custodian, or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business; or (vi) is dissolved or liquidated.

(b) Service Providers may terminate this Agreement, effective upon written Notice to Client if: (i) a failure by Client to make a timely payment continues for ten (10) days after Client’s receipt of written Notice of nonpayment for undisputed amounts; or (ii) Client fails to make three (3) or more timely payments in any annual period.

10.3 Termination without Cause. Client may terminate any Statement of Work in its discretion on thirty (30) days’ prior written Notice to Service Providers subject to Client’s payment to Service Providers of every outstanding SOW unless the Client has agreed for a longer termination clause in the respective SOW.

10.4 Effect of Expiration or Termination.

(a) Upon the expiration or termination of this Agreement for any reason (including pursuant to Section 11.13), each party shall promptly: (i) return to the other party and/or destroy all documents and tangible materials (and any copies) containing, reflecting, incorporating, or based on the other party’s Confidential Information; (ii) permanently erase all of the other party’s Confidential Information from its computer systems, except for copies that are maintained as archive copies on its disaster recovery or information technology backup systems, which it shall destroy upon the normal expiration of its backup files; and (iii) certify in writing to the other party that it has complied with the requirements of this clause; provided, however, that Client may retain copies of any Confidential Information of Service Providers incorporated in the Deliverables or to the extent necessary to allow it to make full use of the Services and any Deliverables.

(b) Upon expiration or termination of this Agreement for any reason (including pursuant to Section 11.13), Service Providers shall: (i) promptly deliver to Client all Deliverables (whether complete or incomplete) for which Client has paid and all Client Materials; (ii) provide reasonable cooperation and assistance to Client, upon Client’s written request and at Client’s expense in transitioning the Services to an alternate Service Providers; and (iii) on a pro-rata basis, repay any fees and expenses paid in advance for any Services or Deliverables that have not been provided.

(c) In no event shall Client be liable for any Service Providers Personnel termination costs arising from the expiration or termination of this Agreement.

11. Miscellaneous.

11.1 Entire Agreement. This Agreement, including the related schedules attached hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter contained herein and therein and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

11.2 Survival. Subject to the limitations and other provisions of this Agreement, Sections 5. 6, 7, 8, 9, 10, and 11 of this Agreement, as well as any other provision that, in order to give proper effect to its intent, should survive such expiration or termination, shall survive the expiration or earlier termination of this Agreement. With respect to Confidential Information that constitutes a trade secret under applicable law, the rights and obligations set forth in Section 9 hereof will survive such termination or expiration of this Agreement until, if ever, such Confidential Information loses its trade secret protection other than due to an act or omission of Service Providers, its Permitted Subcontractors, or its Representatives.

11.3 Notices. All notices, requests, consents, claims, demands, waivers, and other similar communications hereunder (each, a “Notice”) shall be in writing and addressed to the parties at the addresses set forth on the first page of this Agreement (or the email addresses set forth in the signage page, or to such other address that may be designated by the receiving party from time to time in accordance with this section). All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees pre-paid), facsimile or email (with confirmation of transmission), or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only (a) upon receipt by the receiving party, and (b) if the party giving the Notice has complied with the requirements of this Section 11.3.

11.4 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or provision is invalid, illegal, or unenforceable, the parties shall negotiate in good faith to/the court may modify this Agreement to effect the original intent of the parties as closely as possible in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

11.5 Amendment and Modification. No amendment to or modification of or rescission, termination, or discharge of this Agreement is effective unless it is in writing, identified as an amendment to or rescission, termination, or discharge of this Agreement and signed by an authorized Representative of each party.

11.6 Waiver. No waiver by either party of any of the provisions hereof shall be effective unless explicitly set out in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

11.7 Cumulative Remedies. Except as set forth in Sections 6 and 7, all rights and remedies provided in this Agreement are cumulative and not exclusive, and the exercise by either party of any right or remedy does not preclude the exercise of any other rights or remedies that may now or subsequently be available at law, in equity, by statute, in any other agreement between the parties or otherwise.

11.8 Equitable Remedies. Each party acknowledges and agrees that (a) a breach or threatened breach by it of any of its obligations under Section 9 would give rise to irreparable harm to the other party, for which monetary damages would not be an adequate remedy and (b) in the event of a breach or a threatened breach by such party of any such obligations, the other party shall, in addition to any and all other rights and remedies that may be available to such party at law, at equity or otherwise in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction, without any requirement to post a bond or other security, and without any requirement to prove actual damages or that monetary damages will not afford an adequate remedy. Each party agrees that it will not oppose or otherwise challenge the appropriateness of equitable relief or the entry by a court of competent jurisdiction of an order granting equitable relief, in either case, consistent with the terms of this Section 11.8.

11.9 Assignment. Neither party may assign, transfer, or delegate any or all of its rights or obligations under this Agreement, without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that Client may assign this Agreement to an affiliate, a successor-in-interest by consolidation, merger, or operation of law or to a purchaser of all or substantially all of the party’s assets. No assignment shall relieve the assigning party of any of its obligations hereunder. Any attempted assignment, transfer, or other conveyance in violation of the foregoing shall be null and void. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

11.10 No Third-Party Beneficiaries.

(a) Subject to Section 11.10(b), this Agreement benefits solely the parties to this Agreement and their respective permitted successors and assigns, and nothing in this Agreement, express or implied, confers on any other person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

(b) The parties hereby designate the Client Indemnified Parties and Service Providers Indemnified Parties as third-party beneficiaries of Section 6 of this Agreement having the right to enforce Section 6.

11.11 Choice of Law. This Agreement and all related documents, including all exhibits attached hereto, and all matters arising out of or relating to this Agreement, whether sounding in contract, tort, or statute are governed by, and construed in accordance with, the laws of the State of California, United States of America (including its statutes of limitations), without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of California.

11.12 Choice of Forum. Each party irrevocably and unconditionally agrees that it will not commence any action, litigation, or proceeding of any kind whatsoever against any other party in any way arising from or relating to this Agreement and all contemplated transactions, including, but not limited to, contract, equity, tort, fraud, and statutory claims, in any forum other than the state and/or federal courts located in the county of Los Angeles, state of California, and any appellate court from any thereof. Each party irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees to bring any such action, litigation, or proceeding only in such courts. Each party agrees that a final judgment in any such action, litigation, or proceeding is conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

11.13 Force Majeure. No party shall be liable or responsible to the other party, nor be deemed to have defaulted under or breached this Agreement, for any failure or delay in fulfilling or performing any term of this Agreement or any SOWs, when and to the extent such party’s (the “Impacted Party”) failure or delay is caused by or results from the following force majeure events (“Force Majeure Event(s)”): (a) acts of God; (b) flood, fire, earthquake, worldwide pandemic or localized pandemic impacting the parties’ ability to fulfill its obligations hereunder, or explosion; (c) war, invasion, hostilities (whether war is declared or not), terrorist threats or acts, riot or other civil unrest; (d) government order, law, or action; (e) embargoes or blockades in effect on or after the date of this Agreement; (f) national or regional emergency; (g) strikes, labor stoppages or slowdowns or other industrial disturbances; (h) shortage of adequate power or transportation facilities; and (i) other similar events beyond the reasonable control of the Impacted Party. The Impacted Party shall give Notice within ten (10) days of the Force Majeure Event to the other party, stating the period of time the occurrence is expected to continue. The Impacted Party shall use diligent efforts to end the failure or delay and ensure the effects of such Force Majeure Event are minimized. The Impacted Party shall resume the performance of its obligations as soon as reasonably practicable after the removal of the cause. In the event that the Impacted Party’s failure or delay remains uncured for a period of ninety (90) consecutive days following written Notice given by it under this Section 11.13, either party may thereafter terminate this Agreement or the affected SOWs upon five (5) days’ written Notice.

11.14 Relationship of Parties. Nothing in this Agreement creates any agency, joint venture, partnership, or other form of joint enterprise, employment, or fiduciary relationship between the parties. Service Providers is an independent contractor pursuant to this Agreement. Neither party has any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement, or undertaking with any third party.

11.15 Counterparts/Electronic Signatures. This Agreement may be executed by the Parties in counterparts or via a reputable electronic signature system, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures, signature pages sent by email, or signature pages completed through a reputable electronic signature system shall be binding as though they are originals.

[SIGNATURE ON NEXT PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

CLIENT

/s/ Don Monaco
Don Monaco, Manager
Email: donm@enderbyentertainment.com

/s/ Swapan Kakumanu
Swapan Kakumanu, Manager
Email: swapan.kakumanu@currencyworks.io

SERVICE PROVIDERS

ENDERBY ENTERTAINMENT, INC.

/s/ Rick Dugdale
Rick Dugdale, CEO
Email: rickd@enderbyentertainment.com

CURRENCYWORKS USA, INC.

/s/ Cameron Chell
Cameron Chell, Chairman
Email: cameron@businessinstincts.com

EXHIBIT A

Statement of Work

[DESCRIPTION OF SERVICES]

[IDENTIFICATION OF SPECIFIC SERVICES, INCLUDING DEADLINES FOR COMPLETION]

[EXPENSES]

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